As filed with the Securities and Exchange Commission on August 28, 1997

                                                      Registration No. 333_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                                GALOOB TOYS, INC.
                                -----------------
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                                            94-1716574
        --------                                            ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                              500 FORBES BOULEVARD
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 952-1678
                                 --------------
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                                GALOOB TOYS, INC.
                              AMENDED AND RESTATED
                            1996 SHARE INCENTIVE PLAN
                            -------------------------
                              (Full Title of Plan)


                             WILLIAM G. CATRON, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                GALOOB TOYS, INC.
                              500 FORBES BOULEVARD
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 952-1678
                                 --------------
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                            JEFFREY J. WEINBERG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                              CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                Proposed Maximim      Propsed Maximum
Title of Each Class of Securities               Amount to be     Offering Price      Aggregate Offering           Amount of
to be be Registered                             Registered(1)      per Share(2)            Price(2)            Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        1,850,000 shares       $20.5938            $38,098,530               $11,546
================================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on August 22, 1997.

================================================================================


NYFS03...:\15\47315\0006\2475\FRMD186S.27E

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.

            The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Galoob Toys, Inc. 1996 Share Incentive Plan and its administrators are available without charge by contacting:


                                William G. Catron
                                Galoob Toys, Inc.
                              500 Forbes Boulevard
                      South San Francisco, California 94080

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Commission by Galoob Toys, Inc., (the "Company") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

            (b) The Company's Annual Report on Form 10-K/A (File No. 001-09599) for the fiscal year ended December 31, 1996, as filed with the Commission on April 30, 1997.

            (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997.

            (d) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in a Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Exchange Act on August 25, 1987, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The indemnification of officers and directors of the Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation and By-Laws of the Company. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person was or is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

            Indemnification in a suit by or in the right of the corporation is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification may be made in such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking, by or on behalf of the person to whom the advance will be made, to repay the advance if it shall ultimately be determined that he was not entitled to indemnification.

            The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such person against the liabilities insured.

            The Certificate of Incorporation of the Registrant (the "Certificate") provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

            The Certificate also provides that directors, officers and others shall be indemnified to the full extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against any expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) from threatened, pending or completed actions to the extent permitted by the DGCL, suits or proceedings, whether civil criminal, administrative or investigative. The Certificate further provides that the expenses incurred by any such person in defending an action, suit or proceeding shall, at his request, be paid by the Company in advance of the final disposition of such action, suit or proceeding.

            The Certificate provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company's Certificate or By-laws, agreement, vote of stockholders or otherwise.

            The Company maintains directors' and officers' liability and company reimbursement insurance policies which, among other things (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacities as such and (ii) provides for payment on behalf of the Company against such loss, but only when the Company shall be required or permitted to indemnify the directors or officers for such loss. The policy does not cover loss from claims made against insured directors or officers arising within certain specified circumstances, including losses arising from specified categories of misconduct.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.  EXHIBITS.

            4.1(a) Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 (a) to the Company's Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-12953, filed with the Commission on November 8, 1996 (the "Amendment No. 1 to the Form S-1").)

            4.1(b) Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1(b) to Amendment No.1 to the Form S-1).

            4.2 Bylaws. (Incorporated by reference to Amendment No. 1 to the Registration Statement on the Form 8-B, filed with the Commission on January 11, 1988.)

            4.3 Form of Certificate for Shares of Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, Registration No. 33-33640, filed with the Commission on February 26, 1990 (the "Form S-3").)

            4.5     Galoob Toys, Inc. Amended and Restated 1996 Share Incentive
                    Plan

            5       Opinion of William G. Catron

            23.1    Consent of William G. Catron (included in Exhibit 5).

            23.2    Consent of Price Waterhouse LLP.

            24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein be reference).

ITEM 9.  UNDERTAKINGS.

            (a)      The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in maximum aggregate offering set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Act, the Registrant has duly caused this Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 28th day of August, 1997.



                                          GALOOB TOYS, INC.

                                          By:   /s/ Roger Kowalsky
                                              --------------------------------
                                                Roger Kowalsky
                                                Executive Vice President
                                                Chief Financial Officer


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Kowalsky acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                                   Date
---------                          -----                                   ----

/s/ Mark D. Goldman                President, Chief Executive Officer      August 28, 1997
------------------------------     and Director
Mark D. Goldman


/s/ Roger Kowalsky                 Executive Vice President and            August 28, 1997
------------------------------     Chief Financial Officer and
Roger Kowalsky                     Director


/s/ Andrew Cavanaugh               Director                                August 28, 1997
------------------------------
Andrew Cavanaugh


/s/ Paul A. Gliebe, Jr.            Director                                August 28, 1997
------------------------------
Paul A. Gliebe, Jr.


/s/ Scott R. Heldfond              Director                                August 28, 1997
------------------------------
Scott R. Heldfond


/s/ S. Lee Kling                   Director                                August 28, 1997
------------------------------
S. Lee Kling



                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------

   4.1(a) Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 (a) to the Company's Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-12953, filed with the Commission on November 8, 1996 (the "Amendment No. 1 to the Form S-1").)

   4.1(b) Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1(b) to Amendment No.1 to the form S-1).

   4.2 Bylaws. (Incorporated by reference to Amendment No. 1 to the Registration Statement on the Form 8-B, filed with the Commission on January 11, 1988.)

   4.3 Form of Certificate for Shares of Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, Registration No. 33-33640, filed with the Commission on February 26, 1990 (the "Form S-3").)

   4.5            Galoob Toys, Inc. Amended and Restated 1996 Share Incentive
                  Plan

   5              Opinion of William G. Catron

   23.1           Consent of William G. Catron (included in Exhibit 5).

   23.2           Consent of Price Waterhouse LLP.

   24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein be reference).